Exhibit 99.1

SpringBig Announces Acquisition of VICE CRM and Appointment of Jaret Christopher as Chief Executive Officer

Boca Raton, Fla. – March 17, 2025 -- SpringBig Holdings, Inc. (“Springbig” or the “Company”) (OTCQX: SBIG), a leading provider of SaaS-based marketing solutions, consumer mobile app experiences, and omnichannel loyalty programs, today announced the acquisition of VICE CRM, an AI-enabled performance marketing platform designed to optimize ROI for consumer marketing campaigns in highly regulated industries.

In addition, the Company has appointed VICE CRM founder, Jaret Christopher, as Chief Executive Officer effective April 1, 2025.

Jaret Christopher brings extensive leadership experience in SaaS-based businesses and knowledge of the cannabis market. Most recently, Jaret was General Manager and Vice President, CRM Software at WM Technologies, Inc., a position he held until last year following the sale of Sprout, a CRM and marketing software company he founded, to WM Technologies, Inc. in 2021. Prior to starting Sprout in 2017, Jaret was founder and CEO of multiple SaaS-based technology start-up businesses that he led to successful exits.

As previously announced on January 22, 2025, Jeffrey Harris, the Founder and Chairman of SpringBig, will step down as CEO of the Company on March 31, 2025. “I am delighted that Jaret is joining the Company as its CEO to guide the Company through the next phase of growth and development. Jaret brings extensive knowledge of the cannabis market and has an exceptional record of creating shareholder value”, said Jeffrey Harris. Jaret will serve as President of SpringBig until Jeffrey Harris steps down, at which point Jaret will be appointed CEO.

Marc Shiffman, lead independent director of the Company, said “I am pleased to welcome Jaret as CEO at SpringBig. We are excited to have brought on somebody with a track record of building SaaS companies and shareholder value creation throughout his career. His vision to use AI to elevate SpringBig’s performance marketing platform will be a foundational piece in the continuing evolution of the Company.”

The closing of the acquisition of VICE CRM remains subject to customary confirmatory review, and which is anticipated to be completed over next several weeks.

About SpringBig

SpringBig is a market-leading software platform providing customer loyalty and marketing automation solutions to retailers and brands in the U.S. and Canada. SpringBig’s platform connects consumers with retailers and brands, primarily through SMS marketing, as well as emails, customer feedback system, and loyalty programs, to support retailers’ and brands’ customer engagement and retention. SpringBig offers marketing automation solutions that provide for consistency of customer communication, thereby driving customer retention and retail foot traffic. Additionally, SpringBig’s reporting, and analytics offerings deliver valuable insights that clients utilize to better understand their customer base, purchasing habits and trends. For more information, visit https://springbig.com/.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “will,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events and financial results that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the closing of the acquisition of VICE CRM, the fact that we have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful; that if we do not successfully develop and deploy new software, platform features or services to address the needs of our clients, if we fail to retain our existing clients or acquire new clients, and/or if we fail to expand effectively into new markets, our revenue may decrease and our business may be harmed; and the other risks and uncertainties described under “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on April 1, 2024, as well as the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2024, and other periodic reports filed by the Company from time to time with the SEC. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of SpringBig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Investor Relations Contacts

Claire Bollettieri Paul Sykes

VP of Investor Relations Chief Financial Officer

ir@springbig.com